Exhibit 10.11
PERSONAL AND CONFIDENTIAL

To: Stefano Volpetti     Lausanne, June 1, 2019

Subject: Title Change

Dear Stefano,

We confirm that effective June 1, 2019, your position title is Chief Consumer Officer.

All other conditions relating to your employment with Philip Morris Products S.A. remain as stated in your employment contract and in any subsequent amendments.

Yours sincerely,

PHILIP MORRIS PRODUCTS S.A.

/s/ MICHAEL PIKER
Michael Piker
Vice President Total Rewards & Labor Relations PMI
Philip Morris Products S.A., Avenue de Rhodanie 50, 1007 Lausanne, Switzerland
T: +41 (58) 242 00 00, F: +41 (58) 242 01 01